Exhibit 99.2

Confluent Announces Pricing of $1.0 Billion Offering of Convertible Senior Notes

December 9, 2021

MOUNTAIN VIEW, Calif.—(BUSINESS WIRE)—Dec. 9, 2021— Confluent, Inc. (NASDAQ: CFLT), the platform for data in motion, today announced the pricing of $1.0 billion aggregate principal amount of 0% Convertible Senior Notes due 2027 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Confluent has also granted the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $100.0 million aggregate principal amount of Notes. The sale of the Notes to the initial purchasers is expected to close on December 13, 2021, subject to customary closing conditions.

The Notes will be general unsecured obligations of Confluent and will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on January 15, 2027, unless earlier converted, redeemed or repurchased.

Confluent estimates that the net proceeds from the Offering will be approximately $982.1 million (or approximately $1,080.4 million if the initial purchasers exercise their option to purchase additional Notes in full) to Confluent after deducting the initial purchasers’ discounts and commissions and estimated Offering expenses payable by Confluent. Confluent expects to use a portion of the net proceeds from the Offering to pay the cost of the capped call transactions described below. Confluent expects to use the remaining net proceeds for working capital and other general corporate purposes. Confluent may also use a portion of the net proceeds for acquisitions of, or strategic investments in, complementary businesses, products, services, or technologies. If the initial purchasers exercise their option to purchase additional Notes, Confluent expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the Option Counterparties (as defined below) and the remaining net proceeds for working capital and other general corporate purposes and for acquisitions of, or strategic investments in, complementary businesses, products, services, or technologies. However, Confluent does not have any agreements or commitments to enter into any material acquisitions or investments at this time.

The Notes will be convertible at the option of the holders in certain circumstances. The notes will be convertible into cash, shares of Confluent’s Class A common stock or a combination of cash and shares of Confluent’s Class A common stock, at Confluent’s election. The initial conversion rate is 9.9936 shares of Confluent’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $100.06 per share of Confluent’s Class A common stock, which represents a conversion premium of approximately 45.0% to the last reported sale price of Confluent’s Class A common stock on the Nasdaq Global Select Market on December 8, 2021), and will be subject to customary anti-dilution adjustments.

Confluent may not redeem the Notes prior to January 20, 2025. Confluent may redeem for cash all or any portion of the Notes (subject to the limitation described in the next succeeding sentence), at its option, on or after January 20, 2025 if the last reported sale price of Confluent’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Confluent provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If Confluent redeems less than all of the outstanding Notes, at least $100 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant redemption notice.

If Confluent undergoes a “fundamental change,” then, subject to certain conditions and limited exceptions, holders may require Confluent to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Confluent delivers a notice of redemption, Confluent will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

In connection with the pricing of the Notes, Confluent entered into capped call transactions with certain of the initial purchasers or affiliates thereof and other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Confluent’s Class A common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to Confluent’s Class A common stock upon any conversion of Notes and/or offset any cash payments Confluent is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the Notes will initially be $138.02, which represents a premium of 100% over the last reported sale price of Confluent’s Class A common stock on the Nasdaq Global Select Market on December 8, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Confluent expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Confluent’s Class A common stock and/or purchase shares of Confluent’s Class A common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Confluent’s Class A common stock or the trading price of the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Confluent’s Class A common stock and/or purchasing or selling Confluent’s Class A common stock or other securities of Confluent in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or, to the extent Confluent exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Confluent’s Class A common stock or the Notes which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, this could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The Notes and any shares of Confluent’s Class A common stock potentially issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements including statements concerning the timing and completion of the Offering of the Notes and the capped call transactions and the anticipated use of proceeds from the Offering. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent Confluent’s current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing Confluent’s estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to market risks, trends and conditions. These risks are not exhaustive. Further information on these and other risks that could affect Confluent’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and the future reports that it may file from time to time with the SEC. Confluent assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Confluent

Confluent is pioneering a fundamentally new category of data infrastructure focused on data in motion. Confluent’s cloud-native offering is the foundational platform for data in motion – designed to be the intelligent connective tissue enabling real-time data, from multiple sources, to constantly stream across the organization. With Confluent, organizations can meet the new business imperative of delivering rich, digital front-end customer experiences and transitioning to sophisticated, real-time, software-driven backend operations.

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Investor Contact

Shane Xie

investors@confluent.io

Media Contact

Taylor Jones

pr@confluent.io

Source: Confluent, Inc.